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                   LOCK-UP AND REGISTRATION RIGHTS AGREEMENT

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                                October 31, 1996





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                              TABLE OF CONTENTS
                              -----------------
                                                                     Page

1.  Definitions......................................................  1

2.  Lock-Up..........................................................  2

3.  Registration Rights..............................................  4
    3.1      Demands for Registration................................  4
    3.2      Company Registrations...................................  5
    3.3      Obligations of the Company..............................  6
    3.4      Furnish Information.....................................  8
    3.5      Expenses of Registrations...............................  8
    3.6      Indemnification.........................................  8
    3.7      Assignment of Registration Rights....................... 10
    3.8      "Market Stand-Off" Agreement............................ 11
    3.9      Underwriting Requirements............................... 12
    3.10     Reports Under Securities Exchange Act of 1934........... 12
    3.11     Limitations on Subsequent Registration Rights........... 13
    3.12     Termination of Registration Rights...................... 13

4.  Miscellaneous.................................................... 13
    4.1      Restrictive Legend...................................... 13
    4.2      Successors and Assigns.................................. 13
    4.3      Governing Law........................................... 14
    4.4      Counterparts............................................ 14
    4.5      Titles and Subtitles.................................... 14
    4.6      Notices................................................. 14
    4.7      Expenses................................................ 14
    4.8      Amendments and Waivers.................................. 14
    4.9      Severability............................................ 15
    4.10     Entire Agreement........................................ 15
    4.11     Specific Performance.................................... 15





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                   LOCK-UP AND REGISTRATION RIGHTS AGREEMENT
                   -----------------------------------------

         THIS LOCK-UP AND REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of the 31st day of October, 1996, by and between Overseas Filmgroup, Inc., a Delaware corporation (the "Company"), and each of Ellen Dinerman Little ("EDL"), Robert B. Little ("RBL") and William F. Lischak ("WFL") (each an "Overseas Stockholder" and, collectively, the "Overseas Stockholders").


                                    RECITALS
                                    --------

         WHEREAS, the Company and the Overseas Stockholders are among the parties to an Agreement of Merger, as of dated July 2, 1996, as amended pursuant to that certain Amendment to the Merger Agreement dated as of September 20, 1996 (as so amended, the "Merger Agreement");

         WHEREAS, as a material inducement to the Company's entering into the Merger Agreement and as a material inducement to the Overseas Stockholders' entering into the Merger Agreement, the Overseas Stockholders and the Company hereby agree that this Agreement shall govern the right of the Company to restrict the sale of the Merger Shares (as defined below) by the Overseas Stockholders for certain periods of time and the rights of the Overseas Stockholders to cause the Company to register the Merger Shares and certain other matters as set forth herein.

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1.  Definitions. For purposes of this Agreement:

         (a) The term "Holder" means each of the Overseas Stockholders and any permitted assignee under Section 3.7 of this Agreement.

         (b) The term "Merger Agreement" shall have the meaning set forth in the Preamble to this Agreement.

         (c) The term "Merger Shares" means the 3,177,778 shares of Common Stock to be received by the Overseas Stockholders pursuant to the Merger Agreement;

         (d) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder as such may be amended from time to time (collectively, the "Act"),

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and the declaration or ordering of effectiveness of such registration statement or document by the Securities and Exchange Commission;

         (e) The term "Registrable Securities" means (1) the Merger Shares, and
(2) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, pursuant to a stock split or in exchange for or in replacement of, the Merger Shares, excluding in all cases, however, any Registrable Securities which are sold, assigned or otherwise disposed of by a Holder in a transaction in which such Holder's rights under this Agreement are not assigned or assignable;

         (f) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities; and

         (g) Any capitalized terms used in this Agreement but not otherwise defined shall have the meanings set forth in the Merger Agreement.

         2.  Lock-Up.

         (a) Subject to Section 2(b) below, each of the Overseas Stockholders covenants and agrees that such Overseas Stockholder will not, directly or indirectly, sell, offer, contract to sell, pledge, grant any option to purchase or otherwise dispose of any Merger Shares held by such Overseas Stockholder (such restrictions are hereinafter referred to as the "Lock-Up") for a period (the "Lock-Up Period") commencing on the date hereof and ending on the following dates (rounded to the nearest whole number of shares): (a) as to one-third of the Merger Shares held by such Overseas Stockholder, the Lock-Up will terminate on February 16, 1998, (b) as to one-half of the remaining Merger Shares held by such Overseas Stockholder, the Lock-Up will terminate on February 16, 1999, and (c) as to the balance of the Merger Shares held by such Overseas Stockholder, the Lock-Up will terminate on February 16, 2000.

         (b) Notwithstanding Section 2(a):

             (i) the Overseas Stockholders shall be entitled to transfer all or any portion of the Merger Shares during the Lock-Up Period for bona fide estate planning purposes, as charitable contributions and/or in connection with the bona fide pledge of Merger Shares, and the Merger Shares subject to the Lock-Up shall also be transferable by will and by the laws of intestacy; provided that in each such case, the transferee of such Merger Shares shall agree in writing to be bound by the terms of the Lock-Up with respect to such Merger Shares as a condition to such transfer;


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             (ii)  the Lock-Up will terminate prior to the end of the Lock-Up
Period immediately upon the happening of any of the following events: (A) as to the Merger Shares owned beneficially in whole or in part by any Overseas Stockholder (or his or her permitted transferees pursuant to this Section 2) in the event that such Overseas Stockholder's employment with the Company is terminated Without Cause or is terminated by such Overseas Stockholder for Good Reason (as such terms are defined in the respective employment agreement between the Company and such Overseas Stockholder); and (B) as to ten percent (10%) of the Merger Shares subject to the Lock-Up in the event that both of EDL and RBL are deceased;

             (iii) WFL shall be permitted to transfer Merger Shares held by him to EDL and/or RBL or their designees pursuant to any right of first refusal or repurchase agreement among such parties and EDL and RBL shall be permitted to transfer Merger Shares held by them to each other; provided that in any such case, the transferee or transferees shall agree in writing to be bound by the terms of the Lock-Up with respect to such Merger Shares as a condition to such transfer;

             (iv) the Lock-Up shall terminate prior to the end of the Lock-Up Period as to (A) any Merger Shares that are surrendered for cancellation pursuant to Section 10.6 of the Merger Agreement, or (B) any Merger Shares surrendered for cancellation in payment upon the exercise of outstanding stock options held by EDL or RBL; and

             (v) if any Event of Default occurs under the Security Agreement with respect to any Note under which an Overseas Stockholder is a payee, the Lock-Up shall immediately terminate as to a number of Merger Shares beneficially owned by such Overseas Stockholder (or his or her permitted transferee), either individually or jointly with another Overseas Stockholder (or such stockholder's permitted transferee), equal to (A) the remaining amount of principal and interest due to such Overseas Stockholder under such Note, divided by (B) Current Market Price, which shall be the closing price of EMAC Common Stock on the trading day immediately following the date of such Event of Default. The closing price shall be the last reported sales price regular way (or, in case no such reported sale takes place on such day, the last reported sales price regular way for the next succeeding day for which such information is available shall be used), in each case on the principal national securities exchange or the Nasdaq National Market on which the shares of EMAC Common Stock are listed or admitted to trading, or if not listed or admitted to trading thereon, the average of the closing bid and asked prices of EMAC Common Stock in the over-the-counter market as reported by Nasdaq or any comparable system, or if EMAC Common Stock is not listed on Nasdaq or a comparable system, the average of the closing bid and asked prices on such day in the domestic over-the-counter market as reported on the NASD Electronic Bulletin Board, or, if not reported on such Bulletin Board, in the "pink sheets" published by the National Quotation Bureau, Incorporated. If at any time EMAC Common Stock is not listed on any national securities exchange or quoted in the Nasdaq System or the over-the-counter market or reported on the NASD Electronic Bulletin Board or in the "pink sheets" published by the National Quotation Bureau, Incorporated, the Current Market Price on such

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day shall be the fair market value thereof reasonably determined in good faith by the members of the board of directors of EMAC, excluding the Overseas Stockholders, and reasonably agreed to in good faith by the Overseas Stockholders based upon such information and advice as they mutually consider appropriate.

                  3. Registration Rights. The Company covenants and agrees as follows:

                  3.1 Demands for Registration.

                  (a) If the Company shall receive, at any time on or after February 16, 1998 or such earlier date on which the Lock-Up terminates under
Section 2, a written demand from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least 250,000 shares of the Registrable Securities (such number to be appropriately adjusted for stock splits, stock dividends, recapitalizations and similar events), then the Company shall, subject to the limitations specified in this Agreement, use its best efforts to effect within 90 days of the receipt of such request, the registration under the Act of all Registrable Securities which such Holders have demanded to have registered. The Company covenants and agrees to give written notice of its receipt of any written demand by any Holder(s) to all other Holders within ten days from the date of receipt of such notice.

                  (b) If the Holders initiating the registration demand (the "Initiating Holders") hereunder intend to distribute the Registrable Securities covered by their demand by means of an underwriting, such Initiating Holders shall so advise the Company as a part of their demand made pursuant to this
Section 3.1. The underwriter will be selected by a majority in interest of the Initiating Holders; provided that such underwriter shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his or her Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute Registrable Securities through such underwriting shall (together with the Company as provided in Section 3.3(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

                  (c) The Company is obligated to effect only three (3) such registrations pursuant to this Section 3.1. A demand to effect a registration pursuant to this Section 3.1 may not be made if a demand pursuant to this
Section 3.1 was made within the preceding eighteen (18) months and the Company complied with the requirements of this Agreement with respect to such demand. Registration pursuant to this Section 3.1 shall not be deemed to have been effected and a demand not made; (i) unless a registration statement with respect thereto has become effective and the Company has complied with all covenants and agreements required by this Agreement to be performed by it in connection with such registration, (ii) if, after the registration statement has become effective, the offering is prevented by any stop order, injunction or other order or requirement of the Securities and

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Exchange Commission or other governmental agency or court for any reason other than by reason of some wrongful act or omission of an Overseas Stockholder,
(iii) if the conditions to closing agreed to by the Company specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied by reason of breach by the Company of its covenants contained therein, or (iv) if the number of Registrable Shares included in such registration is less then 66 2/3% of the total number of shares of Common Stock included in such registration.

                  (d) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the Chief Executive Officer or President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, such filing could reasonably be expected to have a material adverse effect on any plan or proposal by the Company with respect to any material transaction which the Company is at that time actively pursuing other than a registration of securities (except a registration pursuant to Form S-4), and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer the filing of such registration statement for a reasonable period not to exceed sixty (60) days after receipt of the request of the Initiating Holders.

                  (e) The registration statement filed pursuant to the demand of the Initiating Holders may include other securities of the Company (i) which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration, (ii) which are held by officers and directors of the Company, or (iii) which are being offered for the account of the Company; provided that the percentage of Registrable Securities requested to be included in such registration by the Initiating Holders shall not be reduced or limited, without such Initiating Holders' consent, as a result of the inclusion of persons other than Initiating Holders, below 66 2/3% of the total number of shares included in such registration; and provided, further, that the plan of distribution proposed by such other persons shall not be different from the plan of distribution proposed by the Initiating Holders.

                  3.2 Company Registrations. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) Common Stock or other securities under the Act (other than a registration on Form S-8 or any successor form relating solely to the sale of securities to participants in a Company stock plan, or a registration on Form S-4 in connection with a merger transaction contemplated by Rule 145(a) or any successor form), the Company shall, at such time, promptly give each Holder written notice of such registration (but in no event shall such notice be delivered less than twenty days prior to the proposed date of such filing). Upon the written request of any Holder given within twenty (20) days after delivery of such notice in accordance with Section 4.6, the Company shall, subject to the provisions of Section 3.9, cause to be registered under the Act all of the Registrable Securities that such Holder has requested to be registered. The Company represents to each Holder that, as of the date of this Agreement, except for the Unit Purchase Option, there are no agreements which would prohibit the inclusion (subject to Underwriter

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cutbacks and resulting requirements of pro rata inclusion) of Registrable
Securities in any registration by the Company, and the Company covenants and agrees not to enter into any such agreement so long as any of the Registrable Securities are outstanding.

                  3.3 Obligations of the Company. Whenever required under this
Section 3 to effect the registration of any Registrable Securities, the Company shall promptly and in accordance with any and all other time periods set forth herein:

                  (a) Prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement with respect to such Registrable Securities (including such audited financial statements as may be required by the Act) and use its best efforts to cause such registration statement to become effective, and, upon the demand of Initiating Holders, keep such registration statement effective until the earlier of (i) the date which is one hundred and eighty (180) days after such registration statement first became effective or (ii) the date on which all of the Registrable Securities included in such registration statement are sold. Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3.3(f), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.3(f), and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3.3(f) to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.3(f).

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders whose Registrable Securities are covered by the Registration Statement and each underwriter, if any, such numbers of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holders.

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                  (d) Use its best efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by any Holder whose Registrable Securities are covered by the Registration Statement; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder proposing to distribute Registrable Securities through such underwritten public offering shall also enter into and perform its obligations under such an agreement.

                  (f) Promptly notify the Holders whose Registrable Securities are covered by the registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and, at the request of the Holders, promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

                  (g) Use its best efforts to furnish, at the request of the Holders whose Registrable Securities are covered by the Registration Statement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders whose Registrable Securities are covered by the Registration Statement and (ii) a "comfort" letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders whose Registrable Securities are covered by the Registration Statement.

                  (h) Cause all such Registrable Securities registered pursuant to such registration statement to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed.

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                  (i) Otherwise comply with all applicable rules and
regulations of the Securities and Exchange Commission and applicable blue sky authorities.

                  3.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to effect a registration pursuant to this
Section 3 with respect to the Registrable Securities of a Holder whose Registrable Securities are covered by the Registration Statement that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                  3.5 Expenses of Registrations. All expenses other than the underwriting discounts and commissions charged per share (for which each Holder shall be responsible with respect to the Registrable Securities being sold by such Holder) incurred in connection with registrations, filings or qualifications pursuant to this Section 3, including (without limitation) all registration, filing and qualification fees and expenses, printers' and accounting fees (including the expenses of any audits or comfort letter required by or incident thereto), fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the Holders whose Registrable Securities are covered by the Registration Statement (which counsel shall be chosen by the OverSeas Stockholders) shall be borne by the Company. If the Initiating Holders elect to pay all the expenses in connection with a registration request withdrawn by the Initiating Holders other than by reason of the discovery or occurrence of material adverse information regarding the Company's results of operations, financial condition, business or properties or any material adverse event affecting the proposed registration including, without limitation, the exercise by any holder of Unit Purchase Options, as defined in the Merger Agreement, of any registration rights pursuant thereto (in which each such case such payment will not be required), then the Initiating Holders shall remain entitled to the number of registrations which they were entitled to pursuant to Section 3.1 prior to making such withdrawn registration request.

                  3.6 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 3:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder whose Registrable Securities are covered by the Registration Statement, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), and each of their respective officers and directors, against any losses, claims, damages, expenses, or liabilities (joint or several) to which any of the foregoing may become subject under the Act or the 1934 Act, or any rule or regulation promulgated under the Act or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of

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a material fact contained in such registration statement, including any preliminary prospectus, final prospectus or summary prospectus contained therein or any document incorporated therein by reference or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any State "blue sky" or securities law or any rule or regulation promulgated under the Act, the 1934 Act or any State "blue sky" or securities law; and the Company will also pay to such Holders, and each such underwriter or controlling person and any other person entitled to be indemnified pursuant to Section 3.6(a), any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the indemnity agreement contained in this Section 3.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished specifically for inclusion in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto by such Holders, or any such underwriter or controlling person.

                  (b) To the extent permitted by law, each Holder whose Registrable Securities are covered by the Registration Statement will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act or the 1934 Act or any rule or regulation promulgated under the Act or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder specifically for inclusion in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto; and such Holder will pay any legal or other expenses reasonably incurred by any person entitled to be indemnified pursuant to this Section 3.6(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity and contribution agreement contained in this Section 3.6(b) and 3.6(d) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity or contribution under this
Section 3.6 exceed the proceeds (net of any underwriting discounts and commissions) from the offering received by such Holder.

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                  (c) Promptly after receipt by an indemnified party under this
Section 3.6 of notice of the commencement of any action (including any governmental action or proceeding), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnified parties; provided, however, that an indemnified party, (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, and to participate in the defense of such action (subject to the right of counsel to the indemnifying party to assume and control such defense) if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section
3.6.

                  (d) If the indemnification provided for in this Section 3.6 is held by a court of competent jurisdiction to be unenforceable as to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) The rights accorded to any indemnified party shall be in addition to any rights that any indemnified party may have at law, by separate agreement, or otherwise.

                  (f) The obligations of the Company and Holders under this
Section 3.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

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                  3.7 Assignment of Registration Rights. Any heir or the estate of an Overseas Stockholder which acquires the Registrable Securities from such Overseas Stockholder by will or intestate succession shall be entitled to cause the Company to register Registrable Securities pursuant to this Section 3. Any Overseas Stockholder may sell, assign or transfer Registrable Securities to his or her spouse or children or to a trust established for the benefit of his or her spouse, children or himself or herself, and such transferee shall be entitled to cause the Company to register Registrable Securities pursuant to this Section 3, if, and only if, such transferee agrees in writing to be bound by the terms of this Agreement. In addition, the rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of such securities, provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such specified registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) a minimum of 100,000 (such number to be appropriately adjusted for stock splits, stock dividends, recapitalizations and similar events) of the Registrable Securities held by a Holder are transferred or assigned; provided, however, that if a transferee acquires Registrable Securities from a Holder in a transaction in which such securities are not subject to restrictions on transfer under the Act in the hands of the transferee, the registration rights set forth in Section 3 shall not be assignable to such transferee. In each such event and for purposes of this Agreement, the term "Holder" as used herein shall include all such heirs, such estate or such transferees.

                  3.8 "Market Stand-Off" Agreement. Each Overseas Stockholder hereby agrees that: (i) for a period of 180 days following the effective date of an underwritten registration statement of the Company filed under the Act, if requested by the underwriter of such Registrable Securities, but only on one occasion and not within six months of the expiration of a preceding "market standoff" period, and (ii) with respect to any other underwritten registration statement of the Company filed under the Act, for a period of 90 days following the effective date of such registration statement, but not within six months of the expiration of a preceding "market standoff" period, such Overseas Stockholder shall not, to the extent requested by such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock, any securities of the Company that are of the class subject to such registration statement, or any securities that are convertible into such class of securities, held by it at any time during such period except (A) for any Common Stock or other securities included in such registration, (B) under the circumstances set forth in clauses (i) (other than pledges of Registrable Securities), and (iii) of Section 2 of this Agreement (provided the transferee agrees in writing to be subject to the provisions of this Section 3.8), (C) for the exercise of stock options held by such Overseas Stockholder, and (D) for a private placement of Registrable Securities pursuant to a written agreement executed by such Overseas Stockholder prior to the request by the underwriter(s) to such Overseas Stockholder for a market stand-off commitment; and each Overseas Stockholder agrees to enter into an

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agreement to such effect with such underwriter; provided, however, that all executive officers and directors of the Company enter into agreements that are at least as restrictive as the terms hereof; and provided, further, that this
Section 3.8 shall not apply with respect to an underwritten registration statement filed pursuant to the exercise of, or in which securities are included pursuant to, the demand registration rights in the Unit Purchase Options.

                  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Overseas Stockholders (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                  This Section 3.8 and the "market stand-off" agreement contained herein shall terminate on the eighth anniversary of the date of this Agreement; provided, however, that the 180-day market standoff shall not be available to the Company if the Overseas Stockholders own less than fifteen percent (15%) of the original number of Registrable Securities held by them.

                  3.9 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 3.2 to include any Holder's securities in such underwriting unless such Holder complies with the last sentence of Section 3.3(e) of this Agreement. If, in connection with a registration pursuant to Section 3.2, the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities that, in the written opinion of the managing underwriters for such offering, when added to the securities being registered by the Company, will exceed the maximum amount of the Company's securities which can be marketed (a) at a price reasonably related to their then current market value, and (b) without materially and adversely affecting the entire offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not materially jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). If the Holders have validly requested registration of more than 250,000 Registrable Securities and at least 250,000 Registrable Securities are not included in such registration statement for sale (either upon effectiveness or ninety (90) days thereafter), then such Holders shall receive one additional demand registration for their Registrable Securities on the terms set forth in
Section 3.1 hereof which, without regard to the 18-month restriction in such Section, may be exercised after ninety days after the effectiveness of the registration statement from which their securities were excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any

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pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

                  3.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times;

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                  (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company as to whether it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

                  3.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration statement filed by the Company or (b) to make a demand registration unless such registration rights are subordinate to the registration rights granted to the Holders pursuant to this Agreement.

                  3.12 Termination of Registration Rights. The Holders shall not be entitled to exercise any piggyback registration right provided for in
Section 3.2 after eight (8) years following the date of this Agreement. The demand registration rights set forth in Section 3.1 shall terminate: (a) as to one demand registration, after eight (8) years following the date of this Agreement, (b) as to a second demand registration, after twelve (12) years following the date of this Agreement, and (c) as to the third demand registration after fifteen (15) years following the date of this Agreement.

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                  4. Miscellaneous.

                  4.1 Restrictive Legend. All certificates evidencing the Merger Shares shall have affixed thereto a legend substantially in the following form:

                      "The shares of stock represented by this certificate are subject to certain restrictions on transfer as set forth in a Lock-Up and Registration Rights Agreement by and among the registered owner of this certificate, the Company and another stockholder of the Company, a copy of which is available for inspection at the offices of the Secretary of the Company."

The Company will promptly remove the foregoing legend from any Merger Shares upon termination of the Lock-Up related to such shares.

                  4.2 Successors and Assigns. Except as otherwise provided herein, and provided that the transfer or assignment is in accordance with the terms hereof, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including any permitted transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  4.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California without regard to principles of conflicts or choice of laws. Each of the parties hereto consents to the jurisdiction of, and confers exclusive jurisdiction on, any court or tribunal located in Los Angeles County, California (in the case of state courts) or the Central District of California (in the case of federal courts), over any action, suit or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, and agrees not to assert as a defense in any such action, suit or proceeding, any objection which he, she or it may now or hereafter have to venue of any such action, suit or proceeding brought in any court or tribunal located in Los Angeles County, California or the Central District of California and hereby irrevocably waives any claim that any such action, suit or proceeding brought in any such court or tribunal has been brought in an inconvenient forum.

                  4.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                  4.5  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  4.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party in the Merger Agreement, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  4.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

                  4.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (a) the Company (acting through its Board of Directors, with a majority of the directors not designated by the Overseas Stockholders approving such amendment or waiver) and (b)(i) in the case of Section 2, Overseas Stockholders holding a majority of the Merger Shares held by the Overseas Stockholders, (ii) in the case of Section 3, the Holders of a majority of the Registrable Securities then outstanding, and (iii) in the case of any material changes to the registration rights of the Overseas Stockholders, each of the Overseas Stockholders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

                  4.9 Severability. If any term, provision or covenant in this Agreement is held to be invalid, void or unenforceable, (i) the remainder of the terms, provisions and covenants in this Agreement shall remain in full force and effect and shall in no way be affected, ignored or invalidated, and
(ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any section of this Agreement containing any such provision held to be invalid, void or unenforceable that are not themselves invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.

                  4.10 Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

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                  4.11 Specific Performance. The parties hereto acknowledge
that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement.


                  IN WITNESS WHEREOF, the parties have executed this Lock-Up and Registration Rights Agreement as of the date first above written.


                                          OVERSEAS FILMGROUP, INC.



                                          By: /s/ Scot K. Vorse
                                             ----------------------------
                                             Name: Scot K. Vorse
                                             Title: Vice President



                                          OVERSEAS STOCKHOLDERS:


                                             /s/ Ellen Dinerman Little
                                          -------------------------------
                                                 Ellen Dinerman Little

                                             /s/ Robert B. Little
                                          -------------------------------
                                                 Robert B. Little

                                            /s/ William F. Lischak
                                          -------------------------------
                                                 William F. Lischak

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